  Exhibit 99.2

GILLA ENTERS FAST GROWING CANNABIS MARKET; INTRODUCES NEW BRAND

New York, NY – (November 17th, 2016) - Gilla Inc. (“Gilla” or the “Company”) (OTCQB: GLLA), the fast-growing designer, manufacturer and marketer of E-liquid for vaporizers, announced today that the Company has entered the cannabis industry with the introduction of its new brand of E-liquids featuring Cannabidiol (“CBD”). CBD is a non-psychoactive cannabinoid which produces strong medicinal and therapeutic effects for numerous common conditions. At present, CBD produced from industrial hemp is legal to purchase and consume throughout the United States and many international markets. The Company intends to produce its initial CBD E-liquids with ingredients derived from industrial hemp to gain access to numerous global markets leveraging its existing international sales and distribution platform. Furthermore, Gilla intends to collaborate with licensed medical marijuana producers and clinics to develop new E-liquid products that will sell through licensed channels in jurisdictions where medical or recreational marijuana has been legalized.

Gilla’s new brand of CBD E-liquid products will be marketed under the new label “Enriched” and www.enrichedvapor.com.

“As education and research has demonstrated, there are many significant medicinal and therapeutic benefits derived from cannabis, and Gilla has been working on developing products for this fast growing market since earlier this year,” stated J. Graham Simmonds, Chairman and CEO of Gilla. “Given these products can be effectively delivered through vaping systems, it was an easy decision for Gilla to develop new products for this market and to begin looking at furthering opportunities to collaborate with or potentially acquire licensed producers and dispensaries within the cannabis industry.”

About Gilla Inc.
Gilla Inc. manufactures, markets and distributes E-liquid, which is the liquid used in vaporizers, E-cigarettes, and other vaping hardware and accessories. E-liquid is heated by the atomizer to deliver the sensation of smoking. Gilla aims to be a global leader in the manufacturing and distribution of E-liquid for the vapor industry. The Company provides consumers with choice and quality across categories and price points. Gilla’s product portfolio includes Coil Glaze, The Drip Factory, Surf Sauce, Siren, VaporLiq, Craft Vapes, Craft Clouds, Vape Warriors, Miss Pennysworth’s Elixirs, The Mad Alchemist, Replicant and Crown E-liquid brands.

Forward-looking Statements
Note: This press release contains “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. Gilla Inc. cannot provide assurances that the matters described in this press release will be successfully completed or that the company will realize the anticipated benefits of any transaction. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the war on terrorism and the potential for war or other hostilities in other parts of the world; the availability of financing and lines of credit; successful integration of acquired or merged businesses; changes in interest rates; management’s ability to forecast revenues and control expenses, especially on a quarterly basis; unexpected decline in revenues without a corresponding and timely slowdown in expense growth; the company’s ability to retain key management and employees; intense competition and the company’s ability to meet demand at competitive prices and to continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements and achieve market acceptance; relationships with significant suppliers and customers; as well as other risks and uncertainties, including but not limited to those detailed from time to time in Gilla Inc. SEC filings. Gilla Inc. undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with Gilla Inc.’s business, please refer to the risks and uncertainties detailed from time to time in Gilla Inc.’s SEC filings.

For more information, please visit gilla.com, or contact:

Mr. J. Graham Simmonds
Chairman and CEO
T: 1 (416) 843-2881
E: graham.simmonds@gilla.com
twitter: @gillainc

For media inquiries, please contact:

Mr. Don Fenton
VP of Communications
T: 1 (416) 434-3681
E: don.fenton@gilla.com